SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        October 30, 2008

Stewardship Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-21855	22-3351447
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

630 Godwin Avenue, Midland Park, NJ		07432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (201)  444-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Explanatory Note:

On October 29, 2008, Stewardship Financial Corporation issued a press release announcing its unaudited results for the three and nine months ended September 30, 2008.  The earnings per share for the nine months ended September 30, 2008 was inadvertently calculated incorrectly.  This amended Form 8-K is intended to correct the earning per share reported for the nine months ended September 30, 2008.

Item 2.02.        Results of Operations and Financial Condition

On October 29, 2008, Stewardship Financial Corporation issued a press release announcing its unaudited results and reporting $0.58 basic and fully diluted earnings per share for the nine months ended September 30, 2008.  The per share calculations for the current nine month period were not adjusted for a 5% stock dividend payable on November 17, 2008.  While reported net income was correct, basic and fully diluted earnings per share for the nine months ended September 30, 2008 should have been reported as $0.55.  This would be compared to $0.68 basic and fully diluted earnings per share for nine months ended September 30, 2007.  All information for the three months ended September 30, 2008 was correctly reported.  A copy of the amended press release is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits

(d)	The following exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed”:

Exhibit No.	Description

Exhibit 99.1	Press Release - Amended dated October 29, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 10, 2008	Stewardship Financial Corporation

/s/ Claire M. Chadwick
Claire M. Chadwick
Senior Vice President and
Chief Financial Officer